Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-74398) of XO Group Inc.,
(2) Registration Statement (Form S-8 No. 333-96179) of XO Group Inc.,
(3) Registration Statement (Form S-8 No. 333-41960) of XO Group Inc.,
(4) Registration Statement (Form S-8 No. 333-113824) of XO Group Inc.,
(5) Registration Statement (Form S-3 No. 333-111060) of XO Group Inc.,
(6) Registration Statement (Form S-3 No. 333-124177) of XO Group Inc.,
(7) Registration Statement (Form S-8 No. 333-141275) of XO Group Inc.,
(8) Registration Statement (Form S-8 No. 333-159455) of XO Group Inc.,
(9) Registration Statement (Form S-8 No. 333-198192) of XO Group Inc.,
(10) Registration Statement (Form S-3 No. 333-165461) of XO Group Inc.,
(11) Registration Statement (Form S-3 No. 333-135878) of XO Group Inc.,
(12) Registration Statement (Form S-3 No. 333-135877) of XO Group Inc., and
(13) Registration Statement (Form S-8 No. 333-212732) of XO Group Inc.

of our reports dated March 13, 2017, with respect to the consolidated financial statements and schedule of XO Group Inc. and the effectiveness of internal control over financial reporting, included in this Annual Report (Form 10-K) of XO Group Inc. for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

New York, New York
March 13, 2017